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                                                                  EXHIBIT 10.21




              AMERITRUST CORPORATION DEFERRED COMPENSATION PLAN


                                  ARTICLE  I
                                   PURPOSE

         1.1 PURPOSE. The purpose of this Ameritrust Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") is to provide a means whereby Ameritrust Corporation (the "Corporation"), may afford financial security to a select group of key management and other highly compensated employees of the Corporation and Selected Subsidiaries who have rendered and continue to render valuable services to the Corporation or Selected Subsidiaries which constitute an important contribution towards the Corporation's continued growth and success, by providing for additional future compensation so that such employees may be retained and their productive efforts encouraged.

         This Deferred Compensation Plan, effective August 1, 1988, supersedes and replaces any prior plan or agreement providing similar benefits to a Participant in this Deferred Compensation Plan.

                                  ARTICLE 2
                      DEFINITIONS AND CERTAIN PROVISIONS

         2.1 DEFINITIONS AND REFERENCES. Unless the context indicates otherwise, the following terms shall have the meanings set forth below:

                 (1) "Agreement", the written agreement titled "Ameritrust Corporation Deferred Compensation Plan Agreement" that shall be entered into by the Employer and a Participant with respect to each Benefit Unit to carry out the Plan with respect to such Participant.

                 (2) "Base Salary", the Participant's annual base salary before reduction for deferrals pursuant to this Plan or any plan or agreement of the Employer whereby compensation is deferred, including but not limited to a plan whereby compensation is deferred in accordance with Section 401(k) of the Internal Revenue Code.

                 (3) "Basic Contributions", a Participant's "basic participant contributions" and "basic salary reduction contributions" (as defined in the Savings Plan) which are eligible for Employer matching contributions under the Savings Plan.
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        (4)  "Beneficiary", the person or persons designated as such in accordance with Article 6.

        (5) "Benefit Unit", a unit enrolled in by a Participant covered by a separate Election Form pursuant to which the Participant agrees to defer a specified amount or percent of Earnings for a fixed period of time in accordance with Article 4. Each Benefit Unit provides benefits pursuant to
Article 5 in accordance with the Participant's Agreement for that Benefit Unit. The initial Benefit Unit shall be for the period that commences with the Deferred Compensation Plan's effective date and ends December 31, 1992. Subsequent Benefit Units shall be for periods specified by the Committee.

        (6)  "Board", the Board of Directors of Ameritrust Corporation.

        (7) "Bonus", the Participant's annual bonus under the Ameritrust Corporation Annual Executive Incentive Plan before reduction for deferrals pursuant to this Deferred Compensation Plan or any plan or agreement of the Employer whereby compensation is deferred, including but not limited to a plan whereby compensation is deferred in accordance with Section 401(k) of the Internal Revenue Code.

        (8) "Change of Control", for the purpose of this Plan, a "Change of Control" shall mean a change of control during the Change of Control period of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change of Control" shall be deemed to have occurred if: (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation or (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's

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shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 15A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

        (9) "Committee", the Compensation and Organization Committee of the Board, or such other committee of such Board, which is appointed to administer the Deferred Compensation Plan pursuant to Article 3.

        (10) "Compensation", compensation (as defined in the Savings Plan or the Retirement Plan) which is eligible for Employer matching contributions under the Savings Plan or is used in computing benefits under the Retirement Plan, before reduction for deferrals pursuant to this Deferred Compensation Plan.

        (11) "Declared Rate", the rate determined from time to time by the Committee as the "Declared Rate".

        (12) "Deferral Account", the account maintained on the books of account of the Employer for each Participant for each Benefit Unit pursuant to
Section 4.3.

        (13) "Disability" or "Disabled", physical or mental inability of a permanent nature which prevents a Participant from performing the duties such Participant was employed to perform for such Participant's Employer when such Disability commenced. If an Employee makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, the Employee shall be presumed to suffer from a Disability under this Deferred Compensation Plan. The Committee may require the Employee to submit to an examination by a physician or medical clinic selected by the Committee. On the basis of such medical evidence and in the absence of qualification for disability benefits under the Social Security Act, the determination of the Committee as to whether or not a condition of Disability exists or continues shall be conclusive. To constitute Disability, the same must commence after the Employee has become a Participant in the Deferred Compensation Plan.

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        (14)  "Earnings", the Participant's Base Salary, Bonus and Long Term
Cash Incentive Award.

        (15) "Election Form", an Eligible Employee's written election to participate in the Deferred Compensation Plan with respect to each Benefit Unit in accordance with Article 4.

        (16) "Eligible Employee", an Employee who is authorized to participate in the Deferred Compensation Plan by the Committee.

        (17) "Employee", any person employed by the Employer on a regular full-time salaried basis, including officers of the Employer.

        (18) "Employer", with respect to a Participant, the Corporation or the Selected Subsidiary which pays such Participant's Compensation.

        (19) "Long Term Cash Incentive Award", the Participant's award under the Ameritrust Corporation Long-Term Cash Incentive Plan before reduction for deferrals pursuant to this Deferred Compensation Plan or any plan or agreement of the Employer whereby compensation is deferred, including but not limited to a plan whereby compensation is deferred in accordance with Section 401(k) of the Internal Revenue Code.

        (20) "Participant", an Eligible Employee who has entered into an Agreement to participate in the Deferred Compensation Plan.

        (21) "Plan Year", the calendar year, and in 1988, the period from the effective date of the Deferred Compensation Plan through December 31.

        (22) "Qualified Retirement", the termination of a Participant's employment with the Employer for reasons other than death after the Participant attains age 55 and completes five (5) years of Service.

        (23) "Retirement Benefit", the payment to a Participant of the Participant's Deferral Account[s] following Qualified Retirement pursuant to Section 5.1.

        (24) "Retirement Plan", The Ameritrust Retirement Income Plan and the Ameritrust Indiana Retirement Income Plan, as amended from time to time.


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        (25)  "Retirement Plan Augmentation Benefit", the benefit paid pursuant to Section 5.7.

        (26) "Retirement Rate", the rate determined from time to time by the Committee as the "Retirement Rate".

        (27) "Savings Plan", the Ameritrust Corporation Employees' Savings and Investment Plan and the Ameritrust Indiana Corporation Employees' Savings and Investment Plan, as amended from time to time.

        (28) "Selected Subsidiaries", any corporation in an unbroken chain of corporations beginning with Ameritrust if each of the corporations other than the last corporation in such chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all class of stock in one of the other corporations, as selected by the Committee.

        (29) "Service", the period of time during which an employment relationship exists between an Employee and an Employer, including the period of time such relationship existed prior to the time when the Employee became a Participant.

        (30) "Termination Benefit", the payment to a Participant of the Participant's Deferral Account[s] on account of his termination of employment other than due to Qualified Retirement, Disability or death or termination of a Benefit Unit pursuant to Section 5.4.

        (31) "Total Unit Deferral Amount", the sum of all amounts which the Participant elects to defer plus the Employer's matching amounts during the Unit Deferral Period with respect to a Benefit Unit.

        (32) "Unit Deferral Period", the deferrals period for a Benefit Unit, as shown in the Participant's Election Form for that Benefit Unit.

        (33) "Unit Start Date", the date for commencement of deferrals for a Benefit Unit, as shown in the Participant's Election Form for that Benefit Unit. Except for 1988, the Unit Start Date will be January 1, unless the Committee, in its sole discretion, permits another date. For 1988, the Unit Start Date shall be the Deferred Compensation Plan's effective date.

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                                  ARTICLE 3
               ADMINISTRATION OF THE DEFERRED COMPENSATION PLAN

         3.1 POWERS AND DUTIES OF THE COMMITTEE. The Committee shall administer the Deferred Compensation Plan and is hereby authorized to establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration and operation of the Deferred Compensation Plan and to interpret the provisions of the Deferred Compensation Plan, with any such rules, regulations and interpretations to be conclusive. All decisions of the Committee shall be by vote of a majority of its members. Members of the Committee shall be eligible to participate in the Deferred Compensation Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Deferred Compensation Plan as a Participant.

                                  ARTICLE 4
                                PARTICIPATION

         4.1 ELECTION TO PARTICIPATE. An Eligible Employee may enroll in a Benefit Unit under the Deferred Compensation Plan by filing a completed and fully executed Election Form with the Committee prior to the Unit Start Date. Pursuant to such Election Form, the Participant shall irrevocably elect the deferral options in which he chooses to participate and designate the amount or percent by which the Earnings of such Participant will be reduced over the Unit Deferral Period. A Participant may further elect to receive an immediate distribution with respect to the Benefit Unit in the event of a reduction in the Declared Rate below six percent (6%). The Committee may permit new Participants to enroll in Benefit Units at such times as it may permit in its sole discretion. Separate Benefit Units may be established for separate deferral options in which the Participant elects to participate, in the Committee's sole discretion.

         Various deferral options will be made available to Eligible Employees under the Deferred Compensation Plan, subject to such limitations and conditions as the Committee may impose, from time to time, in its complete and sole discretion. The minimum annual deferral for a Benefit Unit will be $2,000. In its sole discretion, the Committee may also permit amounts which Eligible Employees previously elected to defer, or accrued, under other plans or agreements with the employer to be transferred to this Deferred Compensation Plan and credited to Deferral Accounts maintained hereunder; however, no portion of any such amounts rolled into this Deferred Compensation Plan, including the earnings thereon, may be paid to the Participant at a date that


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is later than the date or dates elected for distribution under such previous plans. Such other plans are: the prior Ameritrust Corporation Participating Subsidiaries Executive Incentive and Deferred Compensation Plan and the Ameritrust Corporation and Participating Subsidiaries Supplemental Retirement Benefit Plan.

              (a) ACCELERATED REDUCTION. Prior to the beginning of any Plan Year in any Unit Deferral Period as to which there are two or more Plan Years remaining, a Participant may elect in a written notice filed with the Committee to increase the amount of the reduction of Earnings otherwise provided for any of the Plan Years remaining in such Unit Deferral Period; provided, however, that any such increase in the reduction of Earnings for any remaining Plan Years in the Unit Deferral Period shall not increase the Total Unit Deferral Amount for the Unit Deferral Period, but shall act to shorten the length of the Unit Deferral Period unless the Participant elects in such written notice to apply the increased reduction in Earnings for any Plan Year as a credit against the reductions in Earnings that otherwise would have resulted in subsequent Plan Years in the Unit Deferral Period, and provided further, that the apportionment of such increases in reduction of Earnings between Base Salary, Bonus and Long Term Incentive Award shall be made by the Committee, in its sole discretion.

             (b) ENROLLMENT IN BENEFIT UNIT. For purposes of the Plan, a Benefit Unit shall be deemed to be a Benefit Unit in which a Participant is enrolled only as of and after the first day of the Unit Deferral
         Period with respect to such Benefit Unit. Notwithstanding the foregoing, the Survivor Benefits which are payable with respect to a Benefit Unit shall only become effective after Earnings are actually deferred with respect to such Benefit Unit.

        4.2 EMPLOYER MATCHING AMOUNTS. The Employer shall credit Employer matching amounts to the Deferral Account of each Participant who is eligible to be allocated Employer matching contributions under the Savings Plan. The total Employer matching amounts on behalf of a Participant shall be one hundred percent (100%) of the Participant's elective deferrals under this Deferred Compensation Plan and the Participant's Basic Contributions under the Savings Plan, up to a total of six percent (6%) of the Participant's Compensation, regardless of exceeding the limits on annual additions under tax qualified plans. Employer matching amounts under this Deferred Compensation Plan shall be reduced by employer matching contributions credited to the Participant under the Savings Plan so that the total under both plans does not exceed 6% of Compensation. Employer matching amounts under this Deferred

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Compensation Plan shall be credited to the Participant's Deferral
Accounts at the same time as Employer matching contributions would have been credited under the Savings Plan.

         4.3 DEFERRAL ACCOUNTS. The Committee shall establish and maintain a separate Deferral Account for each of a Participant's Benefit Units. The amounts by which a Participant's Earnings are reduced pursuant to Section 4.1 with respect to each Benefit Unit shall be credited by the Employer to the Participant's Deferral Account for such Benefit Unit no later than the later of 15 days or the first day of the month following the month in which such Earnings would otherwise have been paid. The Employer matching amounts provided for by Section 4.2 shall be credited to the Deferral Account for each Benefit Unit in accordance with Section 4.2. The Deferral Account for a Benefit Unit shall be debited by the amount of any payments made by the Employer to the Participant or the Participant's Beneficiary with respect to such Benefit Unit pursuant to this Deferred Compensation Plan .

                 (a) INTEREST ON DEFERRAL ACCOUNTS. Interest will be credited on Deferral Accounts as described below, subject to the limitations set forth in subsection (b) of this Section 4.3.

                          (i) RETIREMENT RATE. Each Deferral Account of a
                 Participant which is distributed on account of Qualified Retirement, Disability, death or an interim distribution after a Participant is eligible for Qualified Retirement shall be deemed to bear interest from the date such Deferral Account was established through the date such Deferral Account is paid out in full at the Retirement Rate for each Plan Year. Interest will be credited at the end of each Plan Year on the balance in a Deferral Account as of the end of that year at the Retirement Rate for the applicable Plan Year. Interest will be compounded annually.

                          (ii) DECLARED RATE. Each Deferral Account of a
                 Participant which is distributed other than on account of Qualified Retirement, Disability, death or an interim distribution after a Participant is eligible for Qualified Retirement shall be deemed to bear interest from the date such Deferral Account was established through the date such Deferral Account is paid out in full at a rate equal to the Declared Rate for each Plan Year. Interest will be credited at the end of the Plan Year on the balance in a Deferral Account as of the end of that year at the Declared Rate for the applicable Plan Year. Interest will be compounded annually.

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                 (b)  Notwithstanding subsection (a) of this Section 4.3,

                          (i) the Committee reserves the right, in its sole
                 discretion, to decrease retroactively, but not below six percent (6%), the interest rate which is credited to Deferral Accounts of Participants in the event any tax benefit is lost because of any change in law or is disallowed by the Internal Revenue Service to any Employer with respect to any investment made by any Employer with respect to Employee deferrals or Employer matching amounts; provided, nothing in subsection (a) or (b) of this Section 4.3 shall give any Participant or Beneficiary any right or interest in any such investment; and

                          (ii) the Committee reserves the right, in its sole
                 discretion, to increase or decrease the interest rate which is credited to Deferral Accounts of Participants for periods subsequent to such action; provided, however, that no such reduction in the crediting rate may be made below the rate set by the Committee at the time of a Change in Control.

                 (c) VESTING OF DEFERRAL ACCOUNTS. Each Participant shall be vested in the amounts credited to such Participant's Deferral Accounts as follows:

                          (i) ACCOUNTS DEFERRED.  A Participant shall be one
                 hundred percent (100%) vested at all times in amounts deferred by the Participant under this Deferred Compensation Plan.

                          (ii) EMPLOYER MATCHING AMOUNTS.  A Participant shall
                 be vested in the Employer matching amounts credited to his Deferral Accounts pursuant to Section 4.2, and interest thereon, to the same extent as his Employer matching contributions are vested under the Savings Plan or in accordance with the following schedule:

                                                    Vested Percentage of
                 Years of Participation           Employer Matching Amounts
                 ----------------------         -----------------------------
                 less than 2                            0%
                 2                                     25%
                 3                                     50%
                 4                                     75%
                 5 or more                            100%

                 Any unvested portion of the Employer matching amounts, and interest thereon, shall be forfeited at the same time as the Participant's forfeiture occurs under the Savings Plan. Forfeitures under this Deferred
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                 Compensation Plan shall not be reallocated to other
                 Participants but shall be used to reduce employer matching amounts.

         4.4 VALUATION OF ACCOUNTS. Each Deferral Account shall have three values. The value of a Deferral Account as of any date shall equal the amounts theretofore credited to such account, plus the interest deemed to be earned on such account in accordance with (1) the Retirement Rate, (2) the Declared Rate and (3) any other rate specified by the Committee pursuant to Section 4.3(b) through the date preceding such date, less the amounts theretofore debited to such account.

         4.5 STATEMENT OF ACCOUNTS. The Committee shall submit to each Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Accounts using both the Retirement Rate, the Declared Rate and any other rate specified by the Committee pursuant to Section 4.3(b).

                                  ARTICLE 5
                                   BENEFITS

         5.1 RETIREMENT BENEFIT. A Participant is eligible for a Retirement Benefit under this Deferred Compensation Plan when he has satisfied all of the requirements for Qualified Retirement (as defined in Article 2). The Retirement Benefit for a Benefit Unit will be based on the total value of the Deferral Account for the Benefit Unit. Deferral Accounts which are distributed on account of Qualified Retirement will be credited with interest at the Retirement Rate in accordance with Section 4.3(a)(i) but subject to Section 4.3(b) for each Plan Year until such Deferral Accounts are paid out in full.

         The retirement Benefit for a Benefit Unit will be paid beginning on the date and in the manner which the Participant elects when he enrolls in the Benefit Unit. After the Participant elects the commencement date and the form of payment for a Benefit Unit, he may not change his election for such Benefit Unit. A Participant may elect to receive his Retirement Benefit at Qualified Retirement or on a specified date in either a lump sum or installments over a specified number of years (not to exceed 15 years) or a combination of a lump sum payment and installment payment. All installment payments will be calculated and paid on an annual basis. If a Participant elects to receive all or some portion of his Retirement Benefit in installment payments, the payments will be redetermined annually by dividing the Participant's remaining Deferral Account balance (or portion thereof) at the beginning of each year by the number of remaining years in the payment period for the Retirement Benefit.

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        5.2 INTERIM DISTRIBUTION. A Participant may elect when he enrolls in a
Benefit Unit to receive an interim distribution with respect to the Benefit Unit beginning at any time at least five years after the Unit Start Date for the Benefit Unit. The Participant may elect to receive all or any percentage of his Deferral Account balance for a Benefit Unit as an interim distribution in either a lump sum payment or in annual payments over a specified number of years (not to exceed 15 years).

         For purposes of calculating the amount of an interim distribution the Deferral Account will be credited with interest at the Retirement Rate or the Declared Rate in accordance with Section 4.3(a)(i) or (ii), respectively, but subject to Section 4.3(b), depending on whether interim distributions are made after or before a Participant is eligible for Qualified Retirement. If a Participant elects to receive his Deferral Account balance for a Benefit Unit as an interim distribution before he is eligible for Qualified Retirement and later retires after he is eligible for Qualified Retirement, or dies or becomes Disabled prior to becoming eligible for Qualified Retirement the Deferral Account shall be retroactively credited with interest at the Retirement Rate less the Declared Rate in accordance with Section 4.3(a)(i), but subject to Section 4.3(b), on the amount of such interim distribution through the date or dates of distribution of the Deferred Account.

         5.3 DISABILITY. If a Participant suffers a Disability, and prior to such Disability had elected to defer Base Salary, Bonus and any Long Term Cash Incentive Award, the Employer shall credit such deferrals to the Participant's Deferral Accounts during such Disability when they are paid. Any Base Salary deferred under this Section 5.3 shall only be such amounts earned by the Participant before Disability benefits commenced. The Employer shall credit Employer matching amounts attributable to the deferred Base Salary. The Participant's Deferral Accounts which are distributed on account of such Disability will be credited with interest at the Retirement Rate in accordance with Section 4.3(a)(i) for each Plan Year until such Deferral Accounts are paid out in full.

         In the event of a Disability, the Participant's Deferral Account balances will be paid to the Participant in installments over a period of five
(5) years commencing after such Disability has continued for a 36-month period. In the sole discretion of the Committee, the Employer may commence payments on an earlier date. The installment payments will be determined by the Committee and may be determined annually by dividing the Participant's remaining Deferral Account balance at the beginning of each year by the number of remaining years in the

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
payment period. All of the Participant's elections as to the time and manner of payment of his Deferral Accounts will be deemed to be cancelled. If a Participant recovers from a Disability, payment of benefits on account of Disability shall cease. If the Participant returns to employment with the Employer, the Participant shall resume making deferrals for the remaining years of the Unit Deferral Period, but the Unit Deferral Period shall not be extended on account of the Disability.

         5.4  TERMINATION BENEFIT.

                 (a) CERTAIN TERMINATIONS OF EMPLOYMENT. If a Participant (i) ceases to be an Employee for any reason other than Qualified Retirement, Disability or death or (ii) fails to return to the status of an Employee within sixty (60) days following recovery from a Disability that lasts less than 36 months prior to Qualified Retirement, the Employer shall pay to the Participant in one lump sum an amount (the "Termination Benefit") equal to the total value of the Participant's Deferral Account[s]. In computing the Termination Benefit the value of the Deferral Account[s] will be determined based on crediting interest at the Declared Rate for each Plan year in accordance with Section 4.3(a)(iii) subject, however, to any decrease in rate pursuant to Section 4.3(b). The Participant shall be entitled to no further benefits under this Deferred Compensation Plan. In such event all of the Participant's elections as to the time and manner of payment of his Deferral Accounts will be deemed to be cancelled.

                 (b) TERMINATION OF A BENEFIT UNIT. With the written consent of the Committee, in its sole discretion, a Participant may terminate enrollment in a Benefit Unit by filing with the Committee a written request to so terminate the Benefit Unit. Upon termination of enrollment in a Benefit Unit, no further reductions in the Participant Earnings or Employer matching amounts shall be made for such Benefit Unit, and the Participant shall immediately cease to be eligible for any benefits with respect to such Benefit Unit other than the Termination Benefit. No other benefit shall be payable to either the Participant or any Beneficiary of such Participant with respect to the terminated Benefit Unit. In its sole discretion, the Committee may pay the Termination Benefit with respect to a terminated Benefit Unit on a date earlier than a Participant's termination of employment with the Employer, with such Termination Benefit to be calculated as if the Participant had terminated employment with the Employer on the date of such payment.

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        5.5 SURVIVOR BENEFITS. Deferral Accounts which are distributed  on account of the Participant's death will be credited with interest at the Retirement Rate in accordance with section 4.3(a)(i) but subject to Section 4.3(b) for each Plan Year until such Deferral Accounts are paid in full. Participant deferrals and Employer matching amounts that would otherwise have been credited to the Participant's Deferral Accounts if the Participant had survived through the period covered by deferral elections made prior to the Participant's death shall be made by the Employer effective upon the Participant's death. For the purpose of computing such amounts, it shall be assumed that the Participant's Earnings would have continued for Base Salary at the same rate in effect immediately preceding his death and for Bonus and Long Term Incentive Award at the higher of such amounts paid in the two Plan Years preceding his death.

                 (a) BEFORE QUALIFIED RETIREMENT AGE. If a Participant dies before he is eligible for Qualified Retirement, a Survivor Benefit will be paid to his Beneficiary in a single lump sum. The Survivor Benefit will be equal to the Deferral Account balance[s] for all of the Participant's Benefit Unit[s]. All of the Participant's elections as to the time and manner of payment of his Deferral Accounts will be deemed to be cancelled.

                 (b) AFTER QUALIFIED RETIREMENT AGE. If a Participant dies after he is eligible for Qualified Retirement, his Beneficiary will be entitled to receive the remaining installments of the Retirement Benefit or other benefit which would have been paid to the Participant with respect to each of his Benefit Unit[s] if the Participant had survived, in accordance with the Participant's election as to the manner of payment for each Benefit Unit. However, if such payments have not yet commenced for a Benefit Unit, such payments will commence immediately upon the Participant's death, irrespective of when payments would have commenced if the Participant had survived.

         5.6 EMERGENCY BENEFIT. In the event that the Committee, upon written petition of the Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency not in excess of the Termination Benefit to which the Participant would have been entitled pursuant to Section 5.4 if he had a termination of Service on the date of such determination (the "Emergency Benefit"). For purposes of this Deferred Compensation Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss,

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
sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. The amount of the benefits otherwise payable under the Deferred Compensation Plan shall thereafter be adjusted to reflect the early payment of the Emergency Benefit.

         5.7 RETIREMENT PLAN AUGMENTATION BENEFIT. In addition to the other benefits provided for in this Article 5, the Employer shall pay a Retirement Plan Augmentation Benefit to Participants who have elected to defer a portion of their Earnings in accordance with this Deferred Compensation Plan or its predecessor, the Supplemental Retirement Benefit Plan and who thereby receive a reduced benefit under the Retirement Plan. Said benefit shall be computed as follows:

                 (a) The Participant's lump sum benefit shall be computed in accordance with the Retirement Plan, but without regard to the limitations imposed under Section 415 of the Internal Revenue Code, and for purposes of said computation the Earnings (or that portion of Earnings otherwise taken into account in computing such benefit) deferred in accordance with Article 4 of this Deferred
         Compensation Plan shall be included in the Participant's Compensation (as defined in the Retirement Plan) and any years of credited service granted through any other arrangement shall be included as Credited Service (as defined in the Retirement Plan). The calculations and the determination of the Retirement Plan Augmentation Benefit (and its actuarial equivalents) to be made hereunder shall be made as of the time of the Participant's initial entitlement to receive a benefit under the Retirement Plan by the actuary appointed by the Plan Administrator of the Retirement Plan, using the actuarial assumptions then in effect for the Retirement Plan.

                 (b) The Participant's actuarial equivalent lump sum benefit under the Retirement Plan shall be computed.

                 (c) The amount determined in subparagraph (b) shall be subtracted from the amount determined in subparagraph (a). The difference, less any portion of this difference which is paid pursuant to any other non-qualified defined benefit retirement plan or arrangement of the Employer, including the Ameritrust Corporation Excess Benefit Plan, plus any amounts granted through any other arrangements not otherwise paid, shall be the Participant's Retirement Plan Augmentation Benefit. It is intended that the Retirement Plan Augmentation Benefit shall include amounts from other arrangements (other than the Excess Benefit Plan), and in no event shall any Participant receive such benefits twice.

The Retirement Plan Augmentation Benefit (or its actuarial equivalent) shall be paid in installments over 15 years, or over such other period as the Committee shall determine. A Participant who is not entitled to a benefit under the Retirement Plan shall not be entitled to any Retirement Plan Augmentation Benefit.

                 5.8 SMALL BENEFIT. In the event the Committee determines that the balance of the Participant's Deferral Accounts and the present value, as determined in Section 5.7(a), of the Retirement Plan Augmentation Benefit are less than $50,000 at the time of commencement of payment of his Retirement Benefit or Termination Benefit, or the portion of the balance of the Participant's Deferral Accounts payable to any Beneficiary is less than $50,000 at the time of commencement of payment of a Survivor Benefit to such Beneficiary, the Employer may pay the benefit in the form of a lump sum payment, notwithstanding any provision of this Article 5 to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Deferral Accounts, or portion thereof payable to a Beneficiary, and the then present value of the unpaid portion of the Retirement Plan Augmentation Benefit.

         5.9 WITHHOLDING FOR TAXES. To the extent required by the law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

         5.10 INELIGIBLE PARTICIPANT. Notwithstanding any other provisions of this Deferred Compensation Plan to the contrary, if the Committee determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Deferred Compensation Plan and may make an immediate lump sum payment to the Participant equal to the amounts standing credited to his Deferral Accounts. Upon such payment no Survivor Benefit or other benefit shall thereafter be payable under this Deferred Compensation Plan either to the Participant or any Beneficiary of the Participant. All of the Participant's elections as to the time and manner of payment of his Deferral Accounts will be deemed to be cancelled.

                                  ARTICLE 6
                          BENEFICIARY DESIGNATION

         6.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries to whom payment under this

Deferred Compensation Plan shall be made in the event of the Participant's death prior to complete distribution of the benefits due under the Deferred Compensation Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee.

         The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other then a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse had previously been designated as Beneficiary. The spouse of a married Participant's domiciled in a community property jurisdiction shall join in any designation of a Beneficiary or Beneficiaries other than the spouse.

        If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

                                  ARTICLE 7
                      AMENDMENT AND TERMINATION OF PLAN

        7.1 AMENDMENT. The Committee may at any time amend the Deferred Compensation Plan in whole or in part for any reason, including but not limited to tax, accounting or other changes, which may result in termination of the Deferred Compensation Plan for future deferrals, provided, however, that no amendment, either before or after a Change of Control, shall be effective to decrease the benefits under the Deferred Compensation Plan payable to any Participant which have accrued prior to the date of such amendment. Written notice of any amendment shall be given to each Participant then participating in the Deferred Compensation Plan.

         7.2 TERMINATION.

                 (a) COMPANY'S RIGHT TO TERMINATE. The Board or the Committee may at any time terminate the Deferred Compensation Plan for any reason whatsoever.

                (b) PAYMENTS UPON TERMINATION. Upon any termination of the Deferred Compensation Plan under this Section 7.2, the Board or Committee shall determine the date or dates of the Deferred Compensation Plan distributions to the Participants, which date or dates shall not be later than the date or dates on which the Participants or their Beneficiaries would otherwise receive benefits hereunder. Earnings shall prospectively cease to be deferred as of the date determined by the Board or Committee.

                                  ARTICLE 8
                                MISCELLANEOUS

         8.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Employer ("Policies"). Any such Policies or other assets of the Employer shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under the Deferred Compensation Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

         8.2 TRUST FUND. The Employer shall be responsible for the payment of all benefits provided under the Deferred Compensation Plan. At its discretion, the Employer may establish one or more trusts, with such trustees as the Board or Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Deferred Compensation Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

        8.3 OBLIGATIONS TO EMPLOYER. If a Participant becomes entitled to a distribution of benefits under the Deferred Compensation Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Employer, then the Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

         8.4 NONASSIGNABILITY BY PARTICIPANT. No right or interest under this Deferred Compensation Plan of a Participant or his designated beneficiary (or any person claiming through or under any of them) other than the surviving spouse of any Participant shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or designated beneficiary. If any Participant or designated beneficiary (other than the surviving spouse of any deceased Participant) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his benefits hereunder or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Employer, in its discretion, may terminate his interest in any such benefit to the extent the Employer considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Deferred Compensation Plan's records and making reasonable efforts to deliver a copy to the Participant or designated beneficiary (the "Terminated Participant") whose interest is adversely affected.

         As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Employer's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his spouse, his children or any other person or persons in fact dependent upon him in such a manner as the Employer shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Deferred Compensation Plan that would apply if he died prior to the time that all benefits to which he was entitled were paid to him; provided, however, that if such provisions provide for distribution to the Terminated Participant's estate or to his creditors and if the Terminated Participant shall have descendants, including adopted children, then living, distribution shall be made to the Terminated Participant's then living descendants, including adopted children, PER STIRPES.

         8.5 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any rights to be retained in employment with the Employer.

         8.6 PROTECTIVE PROVISIONS. Each Participant shall cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Deferred
Compensation Plan, other than payment to such Participant of the cumulative reductions in Earnings theretofore made pursuant to this Deferred Compensation Plan. If a Participant commits suicide during the two (2) year period beginning on the later of
(a) the first day on which he participates in the Deferred
Compensation Plan or (b) the first day of the Participant's Unit
Deferral Period for any new Benefit Unit under the Deferred
Compensation Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits with respect to any affected Benefit Unit will be payable hereunder to such Participant or his Beneficiary, other than payment to such Participant of the cumulative reductions in Earnings theretofore made pursuant to this Deferred Compensation Plan, provided, that in the Employer's sole discretion, benefits may be payable in an amount reduced to compensate the Employer for any loss, cost, damage or expense suffered or incurred by the Employer as a result in any way of any such action, misstatement or nondisclosure.

         8.7 GENDER, SINGULAR & PLURAL. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         8.8 CAPTIONS. The captions of the articles, sections, and paragraphs of this Deferred Compensation Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         8.9 VALIDITY. In the event any provision of this Deferred Compensation Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Deferred Compensation Plan.

         8.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under the Deferred Compensation Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the Human Resources Division of the Employer. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         8.11 APPLICABLE LAW. This Deferred Compensation Plan shall be governed and construed in accordance with the laws of the State of Ohio.

         8.12 SUCCESSORS AND ASSIGNS. This Deferred Compensation Plan shall be binding upon the Corporation and its successors and assigns.

         8.13 INDEMNITY. It is the intent of the Corporation and each Employer that no Participant be required to incur the expenses associated with the enforcement of his or her rights under this Deferred Compensation Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to a Participant hereunder. Accordingly, if it should appear to a Participant that the Corporation or any Employer has failed to comply with any of its obligations under this Deferred Compensation Plan or in the event that the Corporation, any Employer or any other person takes any action to declare this Deferred Compensation Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Participant the benefits intended to be provided to such Participant hereunder, the Corporation and any Employer irrevocably authorize such Participant from time to time to retain counsel of his or her choice, at the expense of the Employer as hereafter provided, to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation, any Employer or any director, officer, stockholder or other person affiliated with the Corporation or any Employer in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Corporation or any Employer and such counsel, the Corporation and any Employer irrevocably consent to such Participant's entering into an attorney-client relationship with such counsel, and in that connection the Corporation, any Employer and such Participant agree that a confidential relationship shall exist between such Participant and such counsel. The Employer shall pay and be solely responsible for any and all attorneys and related fees and expenses incurred by such Participant as a result of the failure of the Corporation or any Employer to perform under this Deferred Compensation Plan or any provision thereof; or as a result of the Corporation, the Employer or any person contesting the validity or enforceability of this Deferred Compensation Plan or any provision thereof. Notwithstanding any other provision in this Deferred Compensation Plan, this paragraph cannot be amended so long as any amounts accrued under the Deferred Compensation Plan remain unpaid to the Participants or their designated Beneficiaries.

                            FIRST AMENDMENT TO THE
                            AMERITRUST CORPORATION
                          DEFERRED COMPENSATION PLAN


         WHEREAS, Ameritrust Corporation established the Ameritrust Corporation Deferred Compensation Plan ("Plan") for purposes of providing financial security to a select group of Key Employees, and

         WHEREAS, Society Corporation became the legal successor-in-interest by reason of merger with Ameritrust Corporation; and

         WHEREAS, Society Corporation now deems it necessary to terminate future compensation payments and deferrals to be made to the Plan on and after December 31, 1992;

         NOW, THEREFORE, the Plan is amended as follows:

         1. As of the Effective Date below, the Plan is hereby terminated with regard to any future deferrals or contributions under the Plan, including Base Salary, Basic Contributions, Bonus Earnings, Long Term Cash Awards, Employer Matching Amounts, Compensation, Retirement Benefits, and Retirement Plan Augmentation Benefit.

         2.      The Effective Date of this Amendment shall be December 30,
                 1992.

         IN WITNESS WHEREOF, Society Corporation has caused this First Amendment to the Plan to be executed this 1st day of December, 1992.
                                          ---
                                                          SOCIETY CORPORATION


                                                          /s/ Michael L. Evans
                                                          --------------------
                                                          Michael L. Evans
                                                          Senior Vice President